UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2019

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1-2/3	WFC	New York Stock Exchange (NYSE)

7.5% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L	WFC.PRL	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series N	WFC.PRN	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series O	WFC.PRO	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series P	WFC.PRP	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of 5.85% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series Q	WFC.PRQ	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series R	WFC.PRR	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series T	WFC.PRT	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series V	WFC.PRV	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series W	WFC.PRW	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series X	WFC.PRX	NYSE

Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Y	WFC.PRY	NYSE

Guarantee of 5.80% Fixed-to-Floating Rate Normal Wachovia Income Trust Securities of Wachovia Capital Trust III	WBTP	NYSE

Guarantee of Medium-Term Notes, Series A, due October 30, 2028 of Wells Fargo Finance LLC	WFC/28A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wells Fargo & Company (the “Company”) today announced that on September 26, 2019 the Company entered into an offer letter with Charles W. Scharf, pursuant to which the board of directors (the “Board”) of the Company appointed Mr. Scharf to be the Company’s Chief Executive Officer and President, and a member of the Company’s Board, in each case effective as of his commencement of employment, on October 21, 2019. Mr. Scharf will also serve as the Chief Executive Officer and President, and a member of the Board, of Wells Fargo Bank, National Association (the “Bank”). The Bank has received from the Office of the Comptroller of the Currency (the “OCC”) a prior written determination of no supervisory objection to Mr. Scharf’s appointment to his positions with the Bank, as required by the Bank’s consent order with the OCC dated April 20, 2018. Effective as of the date Mr. Scharf commences his position, C. Allen Parker will cease serving as the Company’s interim Chief Executive Officer and President and as a member of each of the Company’s Board and the Bank’s Board. Mr. Parker will thereafter support the transition as a key member of the Company’s leadership team and as Senior Executive Vice President and General Counsel of the Company.

Mr. Scharf, age 54, served as Chief Executive Officer of the Bank of New York Mellon Corporation since July 2017 and the Chairman of its Board since January 2018, and served as the Chief Executive Office and a member of the Board of Visa Inc. from October 2012 through December 2016. Prior to those roles, Mr. Scharf served in several senior positions at JPMorgan Chase & Co. (from July 2004 to June 2011), Bank One Corporation (from June 2000 to July 2004) and Citigroup Inc. and its predecessors (from 1987 to 2000). Mr. Scharf is a director of Microsoft Corporation, a trustee of Johns Hopkins University and is chairman of the New York City Ballet. Mr. Scharf received a Bachelor of Arts degree from Johns Hopkins University and an M.B.A. from New York University.

Mr. Scharf’s offer letter provides that he will receive base salary at an initial annual rate of $2.5 million, with a target annual incentive award opportunity of 200% of annual base salary and a maximum of 300% of annual base salary. Subject to the commencement of employment with the Company, for the 2019 performance year, Mr. Scharf will receive a cash incentive of no less than $5 million, reduced by the amount of any annual incentive for 2019 received from his prior employer. Beginning in 2020, Mr. Scharf will also be eligible to receive annual long-term incentive awards under the Company’s Long-Term Incentive Compensation Plan (“LTICP”), and pursuant to the offer letter, the Board’s Human Resources Committee (the “HRC”) has approved, and the Board has ratified, subject to Mr. Scharf’s employment with the Company through the grant date, a grant of performance shares in February 2020, with a grant date target value of $15.5 million, subject to the vesting period and other conditions to be provided in the applicable award agreement. The target number of performance shares would be determined by dividing the grant date target value of the award by the closing price of a share of the Company’s common stock on the February 2020 grant date, rounded up to the nearest whole share. For purposes of the February 2020 performance share award (and any future performance share awards granted to Mr. Scharf under the LTICP), performance measurement will exclude the impact of any penalties or other charges related to litigation, investigations or examinations arising out of retail sales practices of the Company or arising out of other material regulatory matters related to conduct of the Company, in each case during periods prior to Mr. Scharf’s commencement of employment with the Company.

The offer letter also provides that, subject to his commencement of employment with the Company, Mr. Scharf will receive a make-whole award under the LTICP to replace the value of equity compensation awards forfeited from his prior employer (the “Replacement Award”) effective as of his commencement date, consisting of 570,421 restricted share rights (“RSRs”), intended to replace approximately $26 million of outstanding restricted stock units and performance stock units of his prior employer, which RSRs will vest in equal installments on the first through fifth anniversaries of Mr. Scharf’s start date. In addition, subject to his commencement of employment with the Company, Mr. Scharf will receive a grant of 100 shares of fully vested restricted stock under the LTICP to satisfy his director qualifying share requirements.

The Replacement Award will vest and become payable, subject to, among other conditions, Mr. Scharf’s continued employment with the Company or, subject to any required regulatory approval, earlier termination by the Company without “cause,” as a result of his resignation due to the Company’s material breach of a material provision of the offer letter, or as a result of his disability or death. The Replacement Award otherwise will be subject to the terms generally applicable to RSRs awarded to the Company’s Operating Committee members, provided that for the Replacement Award (and for purposes of the LTICP and any future equity awards granted to Mr. Scharf), “Retirement” means termination of employment after reaching (i) age 55 with five completed years of service or (ii) such more favorable treatment as may apply based on the practices of the Company in effect from time to time. The Replacement Award (and any other award under the LTICP) is also subject to clawback and the stock holding and retention requirements applicable to executive officers under the Company’s stock ownership policy. The value of the Replacement Award was calculated based on the average closing prices of Mr. Scharf’s prior employer and the average closing prices of the Company’s common stock for all trading days during the month of August 2019.

In addition to the Replacement Award, to the extent that, as a result of any reduction of his notice obligations to his prior employer, Mr. Scharf forfeits or incurs obligations to reimburse his prior employer for equity compensation that vested prior to commencement of employment with the Company, upon presentation to the Chair of the HRC of acceptable evidence that such shares were actually forfeited, recouped or cancelled by Mr. Scharf’s prior employer, he will receive a grant of a number of fully vested restricted shares under the LTICP determined based on the ratio of the prior employer share price to the Company’s share price, as set forth in the offer letter. The Company will not be obligated to replace any prior employer shares forfeited as a result of any action that occurred during Mr. Scharf’s prior employment that was not directly related to the acceptance of an offer, or commencement of employment, with the Company.

For more information about the Replacement Award terms, to the extent not inconsistent with the terms of the offer letter, refer to the applicable form of RSR Award Agreement filed as Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and incorporated by reference into this Item 5.02. The foregoing description of the terms and conditions of the Replacement Award is qualified in its entirety by reference to such exhibit and the terms of the offer letter, which is attached hereto as Exhibit 10(a).

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which is attached hereto as Exhibit 10(a) and incorporated by reference into this Item 5.02. The Company’s news release announcing these events is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description	Location

10(a)	Offer Letter	Filed herewith

99.1	News Release dated September 27, 2019	Filed herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2019	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Executive Vice President and Secretary

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